Exhibit 10.39

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 6

TO THE

SERVICES AGREEMENT

between

LONZA BIOLOGICS PLC.

and

XCYTE THERAPIES INC.

RELATING TO [**]

THIS AMENDMENT is made the 2nd day of August, 2004

BETWEEN

1.	Lonza Biologics plc. of 228 Bath Road, Slough, SL1 4DX, Berkshire, England (“LB”) and

2.	Xcyte Therapies Inc. of 1124 Columbia Street, Suite 130, Seattle, Washington 98104, USA (“Customer”).

WHEREAS

A.	The parties have entered into an Agreement dated 6th June 2000 relating to the supply of Services (as therein defined), and

B.	The parties now wish to amend the terms of the Agreement

THEREFORE it is hereby agreed by and between the parties that the Agreement shall be amended as follows: -

1.	Stage 21 shall be added to Schedule 2 as follows:

STAGE 21 - PRODUCTION OF CGMP PRODUCT AT [**] SCALE FOR [**]

21.1	Objective

	21.1.1	To manufacture [**] in accordance with the principles of cGMP. Product to be produced as one lot.

21.2	Activities

	21.2.1	After receiving [**], recover [**] and [**].

		Note:	Cells from two ampoules of the WCB will be recovered and passaged separately. Only cells derived from one ampoule will be used to inoculate the [**].

	21.2.2	Perform [**] at [**].

	21.2.3	Cryopreserve an [**] for testing as required by the Customer.

	21.2.4	Clarify [**].

	21.2.5	[**] by procedure established [**].

	21.2.6	Test [**] against the [**].

	21.2.7	Undertake review of lot documentation and disposition of Product by LB QA group.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	21.2.8	Review requirements (if any) for Process modifications in order to meet Specification for manufacture of subsequent lots. Any such Process modifications are subject to agreement.

	21.2.9	Deliver Product to Customer.

	21.2.10	Undertake quality assurance review of lot documentation and issue Certificate of Analysis or other appropriate summary of analysis.

21.3	Timescale

This Stage will commence as soon as the [**] is available for use and the Process development activities and cGMP documents are complete.

This Stage shall be complete upon quality assurance review of lot documentation. It is estimated that Product will be delivered [**] from commencement of this Stage. If Customer requests in writing, the Product can be shipped in quarantine prior to release. It is estimated that this shipment could occur [**] from commencement of this Stage.

2.	Schedule 3, Part 1 shall be amended as follows:

“Stage 16 Production of cGMP product at [**] for [**]	£[**]”

3.	Schedule 3, Part 2 Price shall be amended as follows:

“For Stage 16
[**] on [**]
[**] upon completion of [**].”

4.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment to be executed by their representatives thereunto duly authorized as of the day and year first written.

Signed by	/s/ Ronald J. Berenson
for and on behalf of Xcyte Therapies Inc.

Signed by	/s/ Judith Symes
for and on behalf of Lonza Biologics plc.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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